UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of report (date of earliest event reported): December 18, 2006

                          MISSION WEST PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

           Maryland               Commission File Number:          95-2635431
      ------------------                  1-8383                   ----------
(State or other jurisdiction of                                 (I.R.S. Employer
         incorporation)                                          Identification)



                    10050 Bandley Drive, Cupertino, CA 95014
                    (Address of principal executive offices)

                                 (408) 725-0700
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED  LISTING RULE OR
          STANDARD; TRANSFER OF LISTING.

(d) On December 18, 2006, Mission West Properties, Inc. announced its intention to voluntarily withdraw its common stock from listing on NYSE Arca, Inc., formerly the Pacific Stock Exchange, in order to reduce duplicative costs and administrative burdens inherent with maintaining dual listings on NYSE Arca and the American Stock Exchange. Mission West Properties will continue to maintain the principal listing for its common stock on the American Stock Exchange and will continue to trade on NYSE Arca on an unlisted trading privilege basis.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     The following is filed as an exhibit to this report:

     99.1 Press Release, dated December 18, 2006, issued by Mission West Properties, Inc.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        MISSION WEST PROPERTIES, INC.

Date: December 18, 2006                 By: /s/ Raymond V. Marino
                                           -----------------------------------
                                           Raymond V. Marino
                                           President and Chief Operating Officer

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Exhibit 99.1


                                                                   PRESS RELEASE


For Immediate News Release
December 18, 2006

   MISSION WEST PROPERTIES, INC. TO WITHDRAW PACIFIC EXCHANGE LISTING, RETAINS
                        AMERICAN STOCK EXCHANGE LISTING

  "We build the buildings for the high tech companies that build the internet"

CUPERTINO, CA - MISSION WEST PROPERTIES, INC. (AMEX/PCX: MSW) today announced plans to withdraw the listing of its common stock from NYSE Arca, Inc., formerly the Pacific Exchange. Mission West Properties' common stock will continue to be listed on the American Stock Exchange.

Mission West Properties has decided to withdraw its listing from NYSE Arca, Inc. to streamline operations and eliminate duplicative administrative requirements inherent with dual listings. The withdrawal is expected to be effective within the next month.

Mission West Properties does not believe that withdrawing its listing from NYSE Arca, Inc. will have any impact on the liquidity of its stock. NYSE Arca will continue to trade Mission West Properties stock on an unlisted trading privilege basis.





Mission West Properties, Inc. operates as a self-managed, self-administered and fully integrated REIT engaged in the management, leasing, marketing, development and acquisition of commercial R&D properties, primarily located in the Silicon Valley portion of the San Francisco Bay Area. Currently, the Company manages 107 properties totaling approximately 7.7 million square feet. For additional information, please contact Investor Relations at 408-725-0700.

The matters described herein contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "will", "anticipate", "estimate", "expect", "intends", or similar words. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, the ability to complete acquisitions under the Company's Berg Land Holdings Option Agreement with the Berg Group, changing economic and real estate industry conditions, leasing risk, rollover risk, tenant credit risk, interest rate risk, and other factors detailed in the Company's registration statements, and periodic filings with the Securities & Exchange Commission.


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